Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 13, 2009, relating to the financial statements of AspenBio Pharma, Inc., and the effectiveness of AspenBio Pharma, Inc.’s internal control over financial reporting, which appears on page 33 in the Annual Report on Form 10-K of AspenBio Pharma, Inc. for the year ended December 31, 2008.

/s/ GHP HORWATH, P.C.

Denver, Colorado
May 12, 2009